SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]Preliminary Proxy Statement
[ ]Confidential,for Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
[X]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       Keyport Variable Investment Trust
                (Name of Registrant as Specified In Its Charter)

                                Kevin M. Carome
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
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      1.   Title of each class of securities to which transaction applies:

      2.   Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4.   Proposed maximum aggregate value of transaction:

      5.   Total fee paid:


[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.   Amount Previously Paid:

      2.   Form, Schedule or Registration Statement No.:

      3.   Filing Party:

      4.   Date Filed:

                     KEYPORT VARIABLE INVESTMENT TRUST
              (TO BE RENAMED "LIBERTY VARIABLE INVESTMENT TRUST")

                        COLONIAL-KEYPORT UTILITIES FUND
                (TO BE RENAMED "STEIN ROE GLOBAL UTILITIES FUND,
                               VARIABLE SERIES")

                   Notice of Special Meeting of Shareholders
                                November 10, 1997

Dear Shareholder:

      PLEASE TAKE NOTICE that a Special Meeting (the "Meeting") of the shareholders of Colonial-Keyport Utilities Fund (to be renamed "Stein Roe Global Utilities Fund, Variable Series") (the "Fund"), a series of Keyport Variable Investment Trust (to be renamed "Liberty Variable Investment Trust") (the "Trust"), will be held at the office of the Trust, 600 Atlantic Avenue, 24th Floor, Boston, Massachusetts 02110, at 2:00 p.m., Boston time, on Monday, November 10, 1997 for the following purposes:

1. To approve or disapprove a new sub-advisory agreement, in the form set forth in Appendix A, among Keyport Advisory Services Corp. (to be renamed "Liberty Advisory Services Corp."), Stein Roe & Farnham Incorporated and the Trust, with respect to the Fund.

2. To approve or disapprove the selection of Price Waterhouse LLP as the independent public accountants of the Fund.

3. To transact such other business as may come before the Meeting and any adjournments thereof.

      Shareholders of record at the close of business on September 30, 1997, are entitled to notice of and to vote at the Meeting and at any adjournments thereof.

                               By order of the Board of Trustees,

                               Kevin M. Carome
                               Secretary

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE, SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IMMEDIATELY.

                       KEYPORT VARIABLE INVESTMENT TRUST
              (TO BE RENAMED "LIBERTY VARIABLE INVESTMENT TRUST")

                        COLONIAL-KEYPORT UTILITIES FUND
           (TO BE RENAMED "STEIN ROE GLOBAL UTILITIES FUND,
                               VARIABLE SERIES")

                    PROXY STATEMENT FOR A SPECIAL MEETING OF
                  SHAREHOLDERS TO BE HELD ON NOVEMBER 10, 1997

      The enclosed proxy, which was first mailed on or about October 13, 1997, is solicited by and on behalf of the Board of Trustees of Keyport Variable Investment Trust (to be renamed "Liberty Variable Investment Trust") (the "Trust") to be used at a Special Meeting of shareholders (the "Meeting") of Colonial-Keyport Utilities Fund (to be renamed "Stein Roe Global Utilities Fund, Variable Series") (the "Fund") to be held at the office of the Trust, 600 Atlantic Avenue, 24th Floor, Boston, Massachusetts 02110 on Monday, November 10, 1997 at 2:00 p.m., Boston time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

      Shareholders of record at the close of business on Tuesday, September 30, 1997 will be entitled to one vote for each share held. As of the record date, there were 4,026,206.513 shares of beneficial interest of the Fund outstanding, without par value, all of which were owned of record by sub-accounts of separate accounts ("Separate Accounts") of life insurance companies (the "Participating Life Insurance Companies") established to fund benefits under variable annuity contracts and variable life insurance policies issued by the Participating Insurance Companies. As of this date, all Participating Insurance Companies are affiliated with Keyport Advisory Services Corp. (to be renamed "Liberty Advisory Services Corp.") ("KASC"), the adviser to the Fund ("Affiliated Participating Life Insurance Companies"). As of this date, such Affiliated Participating Life Insurance Companies are Keyport Life Insurance Company ("Keyport"), Independence Life & Annuity Company and Liberty Life Assurance Company of Boston.

      The Participating Insurance Companies are mailing copies of this proxy material to the holders of these contracts and policies who, by completing and signing the accompanying proxy cards, will instruct the Separate Accounts how they wish the shares of the Fund to be voted. The Separate Accounts will vote shares of the Fund as instructed on the proxy cards by their contract or policy holders. If no instructions are specified on a proxy returned by a contract or policy holder, the Separate Accounts will vote the shares of the Fund represented thereby FOR each of the proposals stated in the accompanying Notice of Meeting. The Separate Accounts intend to vote shares for which no proxies are returned in the same proportions as the shares for which instructions are received. It is expected that proxy solicitations will be made primarily by mail. KASC or its affiliates, rather than the Fund, will bear all proxy solicitation costs.

      As of the record date, no Trustees or officers of the Trust owned beneficially or had the right to vote any outstanding shares of the Fund. As of the record date, to the knowledge of the Fund there were no holders of record of variable annuity contracts or variable life insurance policies who beneficially had the right to vote 5% or more of the outstanding shares of the Fund.

      Any contract or policy holder may revoke his or her proxy at any time before the shares represented thereby are voted by giving written notice of revocation to the Secretary of the Trust or by proper execution and return of a later dated proxy.

      FURTHER INFORMATION CONCERNING THE TRUST IS CONTAINED IN ITS MOST RECENT ANNUAL AND/OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, WHICH MAY BE OBTAINED FREE OF CHARGE BY CONTACTING KEYPORT FINANCIAL SERVICES CORP. AT 125 HIGH STREET, BOSTON, MASSACHUSETTS 02110, OR CALLING THE SERVICE
HOTLINE AT (800) 367-3653 (OPTION 2).

BACKGROUND

      KASC, 125 High Street, Boston, Massachusetts 02110, manages the assets of the Fund pursuant to a management agreement with the Trust dated June 7, 1993, as amended as of February 27, 1995, on behalf of the Fund (the "Management Agreement"). Pursuant to the Management Agreement, KASC provides the Fund with overall advisory and administrative services, as well as general office facilities. KASC is an indirect wholly owned subsidiary of Liberty Financial Companies, Inc. ("Liberty Financial"). Liberty Financial is an asset accumulation and management company with two core product lines -- retirement-oriented insurance products and investment management products. Its principal executive offices are located at 600 Atlantic Avenue, 24th Floor, Boston, Massachusetts 02110. As of the date hereof, Liberty Mutual Insurance Company ("Liberty Mutual") owned approximately 74% of Liberty Financial's outstanding voting stock. Liberty Mutual is a Massachusetts-chartered mutual property and casualty insurance company. The principal business activities of

Liberty Mutual's subsidiaries other than Liberty Financial are property-casualty insurance, insurance services and life insurance (including group life and health insurance products) marketed through its own sales force. Liberty Mutual's principal executive offices are located at 175 Berkeley Street, Boston, Massachusetts 02117.

      The Management Agreement permits KASC from time to time to engage one or more sub-advisers to assist in the performance of its services. Pursuant to such authority, KASC has engaged as sub-adviser Colonial Management Associates, Inc. ("Colonial"), a Massachusetts corporation and indirect wholly owned subsidiary of Liberty Financial. Colonial's principal business address is One Financial Center, Boston, Massachusetts 02111. Colonial, KASC and the Trust have entered into a sub-advisory agreement dated March 24, 1995 with respect to the Fund (the "Current Sub-Advisory Agreement"). Under the Current Sub-Advisory Agreement, Colonial manages the assets of the Fund in accordance with its investment objective and investment program, policies and restrictions under the supervision of KASC and the Board of Trustees. The Current Sub-Advisory Agreement was most recently approved by shareholders of the Fund at a meeting of shareholders held on February 27, 1995, and became effective on March 24, 1995.

      The Management Agreement also permits KASC to delegate some or all of its administrative duties and responsibilities under the agreement to Liberty Financial or any of its majority or greater owned subsidiaries.

      As more fully described below, the Trustees have approved the recommendation by KASC and its affiliates to terminate the Current Sub-Advisory Agreement and, subject to shareholder approval, enter into a new sub-advisory agreement with Stein Roe & Farnham Incorporated ("Stein Roe"). Stein Roe, whose principal business address is One South Wacker Drive, Chicago, Illinois 60606, is a Delaware corporation and an indirect wholly owned subsidiary of Liberty Financial.

      At the same time that the Trustees voted to recommend to the shareholders that they approve a new sub-advisory agreement with Stein Roe, the Trustees approved the adoption of a new investment objective for the Fund. Presently, the Fund's investment objective is to seek primarily current income and secondarily long-term capital growth. The Fund's new investment objective will be to seek current income and long term growth of capital and income. The purpose of this change is to allow the Fund to invest in a broader range of both debt and equity securities of domestic and foreign utilities companies, as more fully described below.

      In addition, the Trustees approved the adoption of a new name for the Fund. This new name, "Stein Roe Global Utilities Fund, Variable Series," reflects (i) the proposed relationship with Stein Roe as sub-adviser to the Fund, and (ii) the adoption of a new investment program which emphasizes investment in a broad range of debt and equity securities of large, established utility companies located in at least three developed countries, including the U.S. A more complete description of the Fund's new investment program is set forth in Appendix B to this Proxy Statement. The changes in the Fund's name, investment program and investment objective are not subject to approval by the Fund's shareholders under any legal or contractual requirement. However, KASC and its affiliates have determined that all of these changes are contingent upon approval by the shareholders of the proposed sub-advisory agreement with Stein Roe.

      The Trustees of the Trust also approved a name change with respect to the Trust, which will be renamed "Liberty Variable Insurance Trust." The change in the Trust's name is not subject to approval by the shareholders of the Fund or any other series of the Trust.

      These changes in the Fund's name, investment objective and program, and in the Trust's name, are expected to become effective on November 15, 1997. These changes, as well as the proposed new sub-advisory agreement between Stein Roe, KASC and the Trust with respect to the Fund (described below under Item
1), are disclosed in the most recent post-effective amendment to the Trust's registration statement on Form N-1A, as filed with the Securities and Exchange Commission (the "SEC") on August 28, 1997.


ITEM 1.    APPROVAL OR DISAPPROVAL OF A NEW SUB-ADVISORY
           AGREEMENT.

      The Trustees of the Trust are proposing that shareholders approve a new sub-advisory agreement (the "New Sub-Advisory Agreement") among Stein Roe, KASC and the Trust with respect to the Fund. A description of the New Sub-Advisory Agreement, the services to be provided thereunder, and the procedures for termination and renewal is set forth below. The description of the New Sub-Advisory Agreement provided below is qualified in its entirety by reference to the form of the New Sub-Advisory Agreement, which is set forth in Appendix A to this Proxy Statement. Additional information about Stein Roe is set forth below under "Other Information." The New Sub-Advisory Agreement was approved by all the Trustees, including those Trustees (the "Independent Trustees") who are not "interested persons" or "affiliates" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of Stein Roe or of any other party to the New Sub-Advisory Agreement, on August 14, 1997.

      KASC and its affiliates recommend that shareholders of the Fund approve the New Sub-Advisory Agreement for the following reasons: As set forth in the Trust's current Prospectus, Colonial's investment program for the Fund has normally involved investing substantially all of the Fund's assets in equity securities of U.S. utilities companies. KASC and its affiliates believe that certain general and competitive market forces affecting utilities companies, including increased competition due to deregulation, make it advisable for a utilities fund to have the flexibility to invest without limit in foreign utilities companies and to invest up to 35% of the Fund's assets in equity securities of any type and investment grade debt securities that are not issued by utilities companies (see the description of the Fund's proposed new investment program set forth in Appendix B to this Proxy Statement). Having made this determination, KASC and its affiliates next determined that Stein Roe is the appropriate entity to manage such investment program. KASC and its affiliates made the latter determination in light of the performance of the Global Utilities Trust, which is managed by Stein Roe in accordance with the same investment objective and investment program that are proposed for the Fund. The Trustees have approved these recommendations made by KASC and its affiliates.

DESCRIPTION OF NEW SUB-ADVISORY AGREEMENT

      The New Sub-Advisory Agreement is identical in all material respects to the Current Sub-Advisory Agreement except for the identity of the sub-adviser, its date of effectiveness and termination, and as set forth in this paragraph. The New Sub-Advisory Agreement provides that Stein Roe shall not seek satisfaction of any obligations assumed by the Trust pursuant to the agreement from the shareholders of the Funds, nor from the Trustees or any individual Trustee of the Trust. Unlike the New Sub-Advisory agreement, the Current Sub-Advisory Agreement does not contain any such provisions limiting the sub-adviser's recourse regarding obligations assumed by the Trust pursuant to that agreement.

      The New Sub-Advisory Agreement, if approved by the vote of the holders of a "majority of the outstanding voting securities" (as such term is defined below) of the Fund, will become effective upon such approval. The compensation payable to Stein Roe under the New Sub-Advisory Agreement will be the same as that payable to Colonial under the Current Sub-Advisory Agreement. Under the New Sub-Advisory Agreement, KASC, out of the management fees it receives from the Trust, will pay Stein Roe a monthly fee for its services at the annual percentage rate of 0.45% of the Fund's average daily net assets as determined at the close of each business day during the month.

      Net fees accrued to Colonial for sub-advisory services provided pursuant to the Current Sub-Advisory Agreement for the last completed fiscal year of the Fund ended December 31, 1996 were $218,730. Neither Colonial nor any affiliated person of Colonial, nor any affiliated person of any such person, received any other fees from the Trust for services provided to the Fund during the fiscal year of the Fund ended December 31, 1996. There were no other material payments by the Trust to Colonial, or any affiliated person of Colonial, during the fiscal year of the Fund ended December 31, 1996. As of June 30, 1997, the Fund had total net assets of approximately $47,230,000.

      Under the New Sub-Advisory Agreement, subject to the supervision of KASC and the Trustees, Stein Roe will manage the assets of the Fund in accordance with its investment objective, policies and limitations set forth in the Trust's prospectus and statement of additional information, purchase and sell securities and other investments on behalf of the Fund, and report results to KASC and the Trustees.

      The New Sub-Advisory Agreement provides that it will continue in effect until June 7, 1999, and thereafter so long as it is approved annually in accordance with the 1940 Act. (The 1940 Act requires that, after an initial term not exceeding two years, an advisory agreement be approved at least annually by (i) the vote, cast in person at a meeting called for that specific purpose, of a majority of the Independent Trustees and (ii) the majority vote of the full Board of Trustees or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.) The New Sub-Advisory Agreement terminates automatically in the event of its assignment, and may be terminated without penalty by Stein Roe or the Fund on sixty days' written notice to the other party. In addition, unless otherwise permitted by the 1940 Act, the New Sub-Advisory Agreement may be amended only by the affirmative vote of the holders of a "majority of the outstanding voting securities" of the Fund.

      Under the New Sub-Advisory Agreement, Stein Roe shall not be subject to any liability to the Trust, the Fund, any shareholder of the Trust or the Fund or any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services thereunder, in the absence of willful misfeasance, bad faith or gross negligence on the part of Stein Roe, or reckless disregard of its obligations and duties thereunder.

CERTAIN INFORMATION CONCERNING STEIN ROE

      At June 30, 1997, total assets under management by Stein Roe for clients that are managed in a similar manner as the Fund is expected to be managed by Stein Roe were approximately $179 million, all of which were assets of registered investment companies. Subject to the required approval by shareholders of the Fund, Ophelia Barsketis and Deborah A. Jansen are expected to co-manage the Fund. Mss. Barsketis and Jansen currently co-manage the Global Utilities Trust, an open-end registered investment company whose investment objectives and policies are substantially identical to those proposed for the Fund. Ms. Barsketis is currently Senior Vice President of Stein Roe. Ms. Barsketis joined Stein Roe in 1983 and progressed through a variety of equity analyst positions before assuming her current responsibilities. Ms. Jansen is Vice President and Senior Research Analyst for global and domestic equities and global economic forecasting for Stein Roe. Ms. Jansen joined Stein Roe in 1987 and served as an associate economist and senior economist before assuming her current responsibilities. Ms. Jansen left Stein Roe in January, 1995 and returned to her position as Vice President in March, 1996. From June 5, 1995 to June 30, 1995, Ms. Jansen was a Senior Research Equity Analyst for BancOne Investment Advisers Corporation.

      With regard to other investment companies having a similar investment objective as the Fund for which Stein Roe serves as an investment adviser or sub-adviser, the following table sets forth the fee paid by each such investment company to Stein Roe or its affiliates (expressed as an annual percentage of average daily net assets) and the net assets of the investment company:

                                              Total Net Assets as
           Fund            Annual Fee      of 12/31/96 (in Millions)

  Global Utilities Trust      (1)                $175,962,993

      ------------
      (1) 0.55% on the first $400 million of average net assets and 0.50% on assets in excess of $400 million.

THE EVALUATION BY THE BOARD OF TRUSTEES

      The Board of Trustees of the Trust authorized the termination of the Current Sub-Advisory Agreement and approved the New Sub-Advisory Agreement at a meeting held on August 14, 1997.

      At that meeting, the Trustees reviewed all materials provided by KASC, Stein Roe and their affiliates, and requested and received all information which they deemed relevant to form a judgment as to whether the New Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. The Trustees noted that Stein Roe was the appropriate entity to manage the Fund in light of proposed changes to the Fund's investment objective and program. The Trustees considered the nature and quality of services expected to be provided by Stein Roe and reviewed and discussed information regarding fees, expense ratios and performance. In evaluating Stein Roe's ability to provide services to the Fund, the Trustees considered information as to Stein Roe's business organization, financial resources, personnel and other matters, including the management responsibilities of Ophelia Barsketis and Deborah A. Jansen with respect to the Global Utilities Trust, and their specialized experience and success as analysts and portfolio managers. The Trustees compared the investment performance of certain accounts advised by Stein Roe having investment objectives similar to the Fund as compared to various benchmarks and to the investment performance of the Fund's assets as managed by Colonial. The Trustees also noted that the sub-advisory fees would not change under the New Sub-Advisory Agreement, and that the Fund would not be subjected to any unfair burden as a result of the transition to a new sub-adviser.

      The Board of Trustees were also presented with information regarding the circumstances in which best price and execution may be obtained from more than one broker or dealer, and whether Stein Roe may, in its discretion, purchase and sell securities through dealers who provide research, statistical and other information to Stein Roe. Although certain research, market and statistical information from brokers and dealers can be useful to the Fund and Stein Roe, Stein Roe has advised that such information is, in its opinion, only supplementary to Stein Roe's own research activities and the information must still be analyzed, weighed and reviewed by Stein Roe. It was noted that such information may be useful to Stein Roe in providing services to clients other than the Fund. Conversely, it was noted such information provided to Stein Roe by brokers and dealers through whom other clients of Stein Roe effect securities transactions may be useful to Stein Roe in providing services to the Fund.

      Based upon its review, the Board of Trustees concluded that (i) Stein Roe is the appropriate entity to manage the Fund in light of its revised investment objective and program, (ii) the New Sub-Advisory Agreement is reasonable, fair and in the best interests of the Fund and its shareholders, and (iii) the fees provided in the New Sub-Advisory Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Accordingly, after consideration of the above factors, and such other factors and information as it deemed relevant, the Board of Trustees, including the Independent Trustees voting separately, unanimously approved the New Sub-Advisory Agreement. The Board of Trustees, including the Independent Trustees voting separately, also voted to recommend approval of the New Sub-Advisory Agreement by the shareholders of the Fund.

REQUIRED VOTE

      Approval of the New Sub-Advisory Agreement will require the affirmative vote of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), which means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund or (ii) 67% or more of the shares of the Fund present at the Meeting, if more than 50% of the outstanding shares of the Fund are represented at the Meeting in person or by proxy. If the shareholders of the Fund do not approve the New Sub-Advisory Agreement, the Trustees will take such further action as they may deem to be in the best interests of the Fund's shareholders. For example, the Trust on behalf of the Fund could negotiate a new sub-advisory agreement with a different advisory organization, retain the Current Sub-Advisory Agreement with Colonial, or make other appropriate arrangements, in either event subject to any required approval by shareholders in accordance with the 1940 Act.

      THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE FUND VOTE TO APPROVE THE NEW SUB-ADVISORY AGREEMENT.


ITEM 2.    APPROVAL OR DISAPPROVAL OF INDEPENDENT PUBLIC
           ACCOUNTANTS

      The Trustees of the Trust are proposing that shareholders ratify the selection under Section 32(a) of the 1940 Act, by a majority of the Trustees who are not "interested persons" (as that term is defined in the 1940 Act) of the Trust, of Price Waterhouse LLP as independent public accountants, to certify every financial statement of the Fund required by any law or regulation to be certified by independent public accountants and filed with the SEC in respect of all or any part of the fiscal year of the Fund ending December 31, 1997. Price Waterhouse LLP has no direct or material indirect interest in the Fund.

   Price Waterhouse LLP has served as the Fund's independent certified public accountants since the Fund's commencement of operations on July 1, 1993, providing audit services and consultation with respect to the preparation of filings with the SEC. Representatives of Price Waterhouse LLP are not expected to be present at the Meeting.

REQUIRED VOTE

      Ratification of the selection of Price Waterhouse LLP as the independent certified public accountants of the Fund will require the affirmative vote of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), present in person or represented by proxy at the Meeting.

      THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE FUND VOTE TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FUND.


OTHER INFORMATION

      KASC, COLONIAL AND STEIN ROE. KASC is a wholly-owned subsidiary of Keyport, which in turn is a wholly-owned subsidiary of SteinRoe Services Inc., which in turn is a wholly-owned subsidiary of Liberty Financial. The directors of KASC are John W. Rosensteel, John E. Arant, III and Paul H. LeFevre, Jr. Mr. Rosensteel is also the principal executive officer of KASC and a director of Keyport Financial Services Corp., the principal underwriter for shares of the Trust with respect to sales of shares to Affiliated Participating Life Insurance Companies. The address of each such person is 125 High Street, Boston, Massachusetts 02110.

      Colonial is a wholly-owned subsidiary of The Colonial Group, Inc., which in turn is a wholly-owned subsidiary of Liberty Financial. The directors of Colonial are Bonny E. Boatman, Sheila A. Carroll, Harold W. Cogger, Carl C. Ericson, C. Frazier Evans, Stephen E. Gibson, Donald S. MacKinnon, Michael H. Koonce, Jeffrey L. McGregor, Helen Frame Peters, Daniel Rie and Davey S. Scoon.

Mr. Gibson is also the principal executive officer of Colonial. The address of each such person is One Financial Center, Boston, Massachusetts 02111.

      Stein Roe is a wholly-owned subsidiary of SteinRoe Services Inc., which in turn is a wholly-owned subsidiary of Liberty Financial. The directors of Stein Roe are Kenneth R. Leibler, C. Allen Merritt, Jr., Hans P. Ziegler, Timothy K. Armour and Harold W. Cogger. Mr. Ziegler is also the principal executive officer of Stein Roe. The address of each such person is One South Wacker
Drive, Chicago, Illinois 60606.

      The principal occupation of each director and the principal executive officer of each of KASC, Colonial and Stein Roe is as a director and/or officer of, respectively, KASC, Colonial, or Stein Roe and/or various of their respective affiliated companies.

      The following Trustees or officers of the Trust also serve as directors and/or officers of KASC, Colonial or Stein Roe or of companies controlling, controlled by or under common control with KASC, Colonial or Stein Roe:

                                                                   POSITION WITH KASC,
                                      POSITION WITH                 COLONIAL, STEIN ROE
        PERSON                          THE TRUST                     OR THEIR AFFILIATES

  Richard R. Christensen       President and Trustee              President, Liberty Asset
                                                                  Management Company
                                                                  ("LAMCO")
  Timothy J. Jacoby            Treasurer and Chief Financial
                               Officer                            Senior Vice President and Chief
                                                                  Financial Officer, Colonial.
  Peter L. Lydecker            Controller and Chief Accounting
                               Officer                            Vice President, Colonial
  Daniel Rie                   Vice President                     Senior Vice President, Colonial
  John E. Lennon               Vice President                     Vice President, Colonial
  Michael H. Koonce            Vice President                     Director, Senior Vice President
                                                                  and General Counsel.  Colonial
  Carl C. Ericson              Vice President                     Senior Vice President, Colonial
  Ophelia Barsketis            Vice President                     Senior Vice President, Stein Roe
  Deborah A. Jansen            Vice President                     Vice President and Senior
                                                                  Research Analyst, Stein Roe
  William R. Parmentier, Jr.   Vice President                     Chief Investment Officer,
                                                                  LAMCO
  Christopher S. Carabell      Vice President                     Vice President, Investments,
                                                                  LAMCO
  John A. Benning              Assistant Secretary                Senior Vice President and
                                                                  General Counsel, Liberty
                                                                  Financial
  Kevin M. Carome              Secretary                          Vice President and Associate
                                                                  General Counsel, Liberty
                                                                  Financial


      No Trustee or officer of the Trust who is not a director or officer of KASC, Colonial or Stein Roe owns securities or has any other material direct or indirect interest in KASC, Colonial or Stein Roe or any other person controlling, controlled by or under common control with KASC, Colonial or Stein Roe. Since January 1, 1997, none of the Trustees of the Trust has had any direct or indirect material interest in any material transaction, or in any material proposed transaction, to which (i) KASC, Colonial or Stein Roe, (ii) any affiliated person of KASC, Colonial or Stein Roe who controls KASC, Colonial or Stein Roe either directly or indirectly through one or more intermediaries, or (iii) any subsidiary of any such affiliated person of KASC, Colonial or Stein Roe, was or is to be a party.

      PRINCIPAL UNDERWRITER. Keyport Financial Services Corp. ("KFSC"), 125 High Street, Boston, Massachusetts 02110, serves as principal underwriter to the Trust with respect to sales of shares to Affiliated Participating Life
Insurance Companies. KFSC is a wholly owned subsidiary of Keyport.

OTHER MATTERS AND DISCRETION OF ATTORNEYS NAMED IN THE PROXY

      As of this date, only the business mentioned in Items 1 and 2 of the Notice of the Meeting is contemplated to be presented at the Meeting. If any other matters properly come before the Meeting, the enclosed proxy shall be voted in accordance with the best judgment of the proxy holders.

      The Trust is a Massachusetts business trust and does not hold annual meetings of shareholders of the Fund. Shareholder proposals for inclusion in the Fund's proxy statement for any subsequent shareholder meetings must be received by the Fund a reasonable period of time prior to any such meeting.

      For the most recently completed fiscal year of the Fund ended December 31, 1996, no brokerage commissions with respect to the Fund's portfolio transactions were paid to any broker that (i) is an affiliated person of the Fund, or (ii) is affiliated with any such person described in clause (i) of this paragraph, or (iii) an affiliated person of which is an affiliated person of the Fund, KASC, Colonial, or the principal underwriter of the Trust.

      Reports, proxy statements and other information have been filed with the SEC and may be inspected and copied at the SEC's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, D.C. 20549, at prescribed rates.

SHAREHOLDERS ARE URGED TO VOTE, SIGN AND MAIL THEIR PROXIES IMMEDIATELY.

                               By Order of the Board of Trustees,

                               Kevin M. Carome, Secretary
                               October 13, 1997

                                   APPENDIX A

                STEIN ROE GLOBAL UTILITIES FUND, VARIABLE SERIES

                        STEIN ROE SUB-ADVISORY AGREEMENT

      AGREEMENT dated as of November 15, 1997 among LIBERTY VARIABLE INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), with respect to STEIN ROE GLOBAL UTILITIES FUND, VARIABLE SERIES (the "Fund"), LIBERTY ADVISORY SERVICES CORP., a Massachusetts corporation ("Adviser"), and STEIN ROE & FARNHAM INCORPORATED, a Delaware corporation (the "Sub-Adviser").

      In consideration of the promises and covenants herein, the parties agree as follows:

      1. The Sub-Adviser will manage the investment of the assets of the Fund in accordance with its investment objective, policies and limitations set forth in the Trust's prospectus and statement of additional information, as amended from time to time, and will perform the other services herein set forth, subject to the supervision of the Adviser and the Board of Trustees of the Trust.

      2. In carrying out its investment management obligations, the Sub-Adviser shall:

      (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable;

      (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in the Trust's prospectus and statement of additional information; and

      (c) report results to the Adviser and to the Board of Trustees.

      3. The Sub-Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

      4. The Adviser shall pay the Sub-Adviser a monthly fee at the annual rate of 0.45% of the average daily net assets of the Fund for managing the investment of the assets of the Fund as provided in paragraph 1 above. Such fee shall be paid in arrears on or before the 10th day of the next following calendar month.

      5. This Agreement shall become effective on the date first written above, and (a) unless otherwise terminated, shall continue until June 7, 1999 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Sub-Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund; (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Sub-Adviser on sixty days' written notice to the Trust.

      6.  This Agreement may be amended in accordance with the 1940 Act.

      7. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

      8. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder, the Sub-Adviser shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of or connection with rendering services hereunder.

      9. The Fund may use the name "Stein Roe," or any other name derived from the name "Stein Roe," only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization that shall have succeeded to the business of the Sub-Adviser, so long as such organization is a majority or greater owned subsidiary of Liberty Financial Companies, Inc. At such time as this Agreement or any extension, renewal or amendment hereof, or each such other similar successor organization agreement shall no longer be in effect, the Fund will cease to use any name derived from the name "Stein Roe," any name similar thereto, or any other name indicating that it is advised by or otherwise connected with the Sub-Adviser, or with any organization which shall have succeeded to the Sub-Adviser's business as an investment adviser.

      10. The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Fund. The Sub-Adviser further agrees that it shall not seek satisfaction of any such obligation from the shareholders of the Fund, nor from the Trustees or any individual Trustee of the Trust.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                STEIN ROE GLOBAL UTILITIES FUND, VARIABLE SERIES

                By:  LIBERTY VARIABLE INVESTMENT TRUST



                By:
                     Title:


                STEIN ROE & FARNHAM INCORPORATED



                By:
                     Title:



                        LIBERTY ADVISORY SERVICES CORP.



                By:
                     Title:

                                                                     APPENDIX B

          PROPOSED NEW INVESTMENT OBJECTIVE AND INVESTMENT PROGRAM OF
                THE COLONIAL-KEYPORT UTILITIES FUND (THE "FUND")
       (TO BE RENAMED "STEIN ROE GLOBAL UTILITIES FUND, VARIABLE SERIES")

INVESTMENT OBJECTIVE. The Fund seeks current income and long-term growth capital and income.

INVESTMENT PROGRAM. The Fund normally invests at least 65% of its total assets in U.S. and foreign equity and debt securities of companies engaged in the manufacture, production, generation, transmission, sale or distribution of electricity, natural gas or other types of energy, or water or other sanitary services, and companies engaged in telecommunications, including telephone, telegraph, satellite, microwave and other communications media (but not companies primarily engaged in public broadcasting, print media or cable television) ("Utility Companies"). The Fund will invest primarily in securities of large, established Utility Companies located in developed countries, including the U.S. The Fund may invest without limit in foreign securities. The Fund normally will invest in securities issued by companies located in at least three other countries including the U.S. Up to 35% of the Fund's total assets may be invested in equity securities of any type and investment grade debt securities that are not issued by Utility Companies. Because the Fund concentrates its investments in securities of Utility Companies, an investment in the Fund may entail more risk than an investment in a more diversified portfolio.

Equity securities purchased by the Fund generally include common and preferred stock, warrants (rights) to purchase such stock, debt securities convertible into such stock, and structured and unstructured American Depositary Receipts (receipts issued in the U.S. by banks or trust companies evidencing ownership of underlying foreign securities). At least 20% of the Fund's total assets will be invested in equity securities of Utility Companies.

Debt securities purchased by the Fund generally include securities of any maturity that pay fixed, floating or adjustable interest rates. The Fund may invest in zero-coupon bonds and pay-in-kind securities.

The debt securities in which the Fund invests will be rated at the time of investment at least Baa by Moody's Investors Service ("Moody's") or BBB by Standard & Poor's Corporation ("S&P") or will be unrated but considered by Stein Roe to be of comparable credit quality. Such securities will not necessarily be sold if the rating is subsequently reduced unless any such downgrade would cause the Fund to hold more than 5% of its total assets in debt securities rated below investment grade. Debt securities rated BBB or Baa have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuers of such securities to make principal and interest payments than would likely be the case with investments in securities with higher credit ratings.

The values of debt securities generally fluctuate inversely with changes in interest rates. This is less likely to be true for adjustable or floating rate securities, since interest rate changes are more likely to be reflected in changes in the rates paid on the securities. However, reductions in interest rates may also translate into lower return.

The values of securities issued by Utility Companies are especially affected by changes in prevailing interest rate levels (as interest rates increase, the values of Utility Company securities tend to decrease, and vice versa), as well as by general competitive and market forces in the utility industries, changes in federal and state regulation, energy conservation efforts and other environmental concerns and, particularly with respect to nuclear facilities, shortened economic life and cost overruns. Certain utilities, especially gas and telephone utilities, have in recent years been affected by increased competition, which could adversely affect the profitability of such utilities. Similarly, the profitability of certain electric utilities may in the future be adversely affected by increased competition resulting from partial deregulation.

The Fund may purchase and sell (i) U.S. and foreign stock and bond index futures contracts, (ii) U.S. and foreign interest rate futures contracts and
(iii) options on any of the foregoing. Such transactions will be entered into
(x) for hedging purposes or (y) to gain exposure to a particular market pending investment in individual securities. The Fund also may purchase and sell options on individual securities for hedging purposes. The Fund will purchase and sell such derivative securities only with respect to securities it may otherwise purchase or indices composed of such securities.

BY SIGNING AND DATING THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR, IF NOT MARKED, TO VOTE "FOR" EACH PROPOSAL AND TO USE THEIR DISCRETION TO VOTE ON ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING. IF YOU DO NOT INTEND PERSONALLY TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

                       KEYPORT VARIABLE INVESTMENT TRUST
              (TO BE RENAMED "LIBERTY VARIABLE INVESTMENT TRUST")
                        COLONIAL-KEYPORT UTILITIES FUND
           (TO BE RENAMED "STEIN ROE GLOBAL UTILITIES FUND, VARIABLE SERIES")

 PROXY SOLICITED BY THE BOARD OF TRUSTEES FOR A MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 10, 1997


THE UNDERSIGNED HEREBY APPOINTS RICHARD R. CHRISTENSEN, BERNARD R.
BECKERLEGGE, JAMES J. KLOPPER, KEVIN M. CAROME AND JOHN A. BENNING, AND EACH
OF THEM, PROXIES OF THE UNDERSIGNED, WITH POWER OF SUBSTITUTION, TO VOTE AT THE SPECIAL MEETING OF SHAREHOLDERS OF COLONIAL-KEYPORT UTILITIES FUND (TO BE RENAMED STEIN ROE GLOBAL UTILITIES FUND, VARIABLE SERIES) (THE "FUND") TO BE HELD AT 2:00 P.M. ON MONDAY, NOVEMBER 10, 1997 AT 600 ATLANTIC AVENUE, BOSTON, MASSACHUSETTS, AND AT ANY ADJOURNMENTS THEREOF, AS FOLLOWS:

1 TO APPROVE A NEW SUB-ADVISORY AGREEMENT WITH RESPECT TO THE FUND AMONG KEYPORT ADVISORY SERVICES CORP., STEIN, ROE & FARNHAM AND KEYPORT VARIABLE INVESTMENT TRUST (TO BE RENAMED "LIBERTY VARIABLE INVESTMENT TRUST") (ITEM 1 OF THE NOTICE).

                 FOR      AGAINST     ABSTAIN

2 TO APPROVE THE SELECTION OF PRICE WATERHOUSE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE FUND (ITEM 2 OF THE NOTICE).

                 FOR      AGAINST     ABSTAIN

3 IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.




       SIGNATURE         SIGNATURE(JOINT OWNERS)       DATE

           PLEASE SIGN NAME OR NAMES EXACTLY AS PRINTED ABOVE TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED ABOVE. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE. CORPORATE PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER.